Filed Pursuant to Rule 424(b)(3)
Registration No. 333-186111

ARC REALTY FINANCE TRUST, INC.
SUPPLEMENT NO. 3, DATED JULY 25, 2014,
TO THE PROSPECTUS, DATED APRIL 22, 2014

This prospectus supplement, or this Supplement No. 3, is part of the prospectus of ARC Realty Finance Trust, Inc., or the Company, dated April 22, 2014, or the Prospectus, as supplemented by Supplement No. 1, dated June 16, 2014, or Supplement No. 1, and by Supplement No. 2, dated June 20, 2014, or Supplement No. 2. This Supplement No. 3 supplements, modifies, supersedes or replaces certain information contained in our Prospectus, Supplement No. 1 and Supplement No. 2 and should be read in conjunction with our Prospectus. This Supplement No. 3 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 3 is to, among other things:

•	update the status of our initial public offering, shares currently available for sale, the status of distributions our Share Repurchase Program, the status of fees paid and deferred, selected financial data and our investment summary;
•	update our investor suitability standards;
•	update our Prospectus Summary;
•	update disclosure relating to management;
•	update disclosure relating to management compensation;
•	update disclosure relating to conflicts of interest;
•	update disclosure relating to our market overview and opportunity;
•	update disclosure relating to our investment strategy, objectives and policies;
•	update our description of portfolio investments;
•	update disclosure relating to related party arrangements;
•	update prior performance information;
•	incorporate certain information by reference; and
•	replace Appendix C-1, our Subscription Agreement, and Appendix C-2, our Multi-Offering Subscription Agreement.

	Supplement No. 3 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Status of Distributions	S-1	N/A
Share Repurchase Program	S-2	N/A
Status of Fees Paid and Deferred	S-3	N/A
Selected Financial Data	S-3	N/A
Investment Summary	S-4	N/A
Prospectus Updates
Investor Suitability Standards	S-5	i, ii, iii
Prospectus Summary	S-7	5, 6, 7, 11, 13, 15, 16, 18, 19, 22 – 23, 27
Management	S-9	76
Management Compensation	S-10	96
Conflicts of Interest	S-10	110
Market Overview and Opportunity	S-13	120
Investment Strategy, Objectives and Policies	S-15	128
Description of Portfolio Investments	S-16	142
Related Party Arrangements	S-17	154
Prior Performance Summary	S-17	141 – 151
Incorporation of Certain Information By Reference	S-28	236, 237
Subscription Agreements	S-29	C-1, C-2

S-i

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of our common stock on February 12, 2013 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On May 14, 2013, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of our common stock and broke general escrow. As part of this general escrow break, we issued $1.0 million in shares of our common stock to our sponsor, American Realty Capital VIII, LLC, and its affiliates at $22.50 per share. Additionally, as of May 31, 2014, we received aggregate subscriptions of approximately $116.4 million. Accordingly, we are now accepting subscriptions from residents of all states.

We will offer shares of our common stock until February 12, 2015, unless the offering is extended in accordance with the Prospectus, as supplemented from time to time, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

As of May 31, 2014, we had acquired 12 loan investments and 3 commercial mortgage backed securities, or CMBS, investments. As of May 31, 2014, we had real estate mortgage debt investments with a total carrying value of $78.8 million and our CMBS investments had a fair value of $14.5 million. As of May 31, 2014, we had incurred cumulatively to that date $14.7 million in offering costs in connection with the issuance and distribution of our registered securities.

Shares Currently Available for Sale

As of May 31, 2014, there were 4.7 million shares of our common stock outstanding, including unvested restricted stock. As of May 31, 2014, there were approximately 75.3 million shares of our common stock available for sale, excluding shares available under our DRIP. As of May 31, 2014, we had received aggregate gross offering proceeds of $116.4 million.

Status of Distributions

On May 13, 2013, our board of directors authorized, and we declared, a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00565068493 per day based on a price of $25.00 per share of common stock. The distributions began to accrue on May 30, 2013. The distributions will be payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The first distribution was paid on June 3, 2013 to stockholders of record at the close of business each day during the period from May 30, 2013 (15 days following our initial portfolio investment) through May 31, 2013. We have continued to pay distributions to our stockholders each month since our initial distribution payment.

For the three months ended March 31, 2014, we paid total dividends of $522,835 and had a comprehensive income of $225,786. As of March 31, 2014, we had a distribution payable of $469,160 for dividends accrued in the month of March 2014.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented:

	Three Months Ended March 31, 2014		Year Ended December 31, 2013
Distributions:
Cash distributions paid	$522,835		$283,441
Distributions reinvested	265,521		188,957
Total distributions	$788,356		$472,398
Source of distribution coverage:
Proceeds from issuance of common stock	$522,835	66.3%	$—	—%
Cash flows provided by operations	—	—%	283,441	60.0%
Common stock issued under DRIP	265,521	33.7%	188,957	40.0%
Total sources of distributions	$788,356	100.0%	$472,398	100.0%
Cash flows (used in) provided by operations (GAAP)	$(1,037,950)		$776,235
Net income (GAAP)	$225,786		$101,666

There can be no assurance that any such distribution will be paid to stockholders. The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time.

As of March 31, 2014, we owned nine loan investments and three CMBS investments and have limited historical operating cash flows. Additionally, our organizational documents permit us to pay distributions from unlimited amounts of any source, and we may use sources other than operating cash flows to fund distributions, including proceeds from this offering, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment.

For the three months ended March 31, 2014, our distributions exceeded cash flows provided by operations, calculated in accordance with GAAP. As shown in the table above, the shortfall was paid from proceeds from our offering and common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. See “Risk Factors — Risks Related to an Investment in ARC Realty Finance Trust, Inc. — Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of targeted investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return on an investment in our common stock.”

Share Repurchase Program

The Company has a Share Repurchase Program, or SRP, that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company's capital or operations.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 and 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 and 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 and 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 and 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase shares of the Company’s common stock on any business day will be the Company's per share NAV for the quarter, calculated after the close of business on the day on which we make our applicable quarterly financial filing, plus applicable selling commissions and dealer manager fees. Subject to limited exceptions, stockholders who redeem their shares of the Company's common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received. Because the Company's per share NAV will be calculated quarterly, the redemption price may fluctuate between the redemption request day and the date on which the Company pays redemption proceeds.

Purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year.

When a stockholder requests redemption and the redemption is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares repurchased under the SRP will have the status of authorized but unissued shares.

As of March 31, 2014, no shares were eligible to be redeemed.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred and unpaid to our dealer manager and advisor as of and for the periods presented (in thousands):

	Incurred Three Months Ended March 31, 2014	Forgiven Three Months Ended March 31, 2014	Unpaid As of March 31, 2014
Selling commissions and dealer manager fees	$3,851	$—	$12
Offering costs	650	—	357
Acquisition fees and related cost reimbursements	397	—	239
Advisory and investment banking fees	135	—	—
Interest on affiliate line of credit(1)	9	—	9
	$5,042	$—	$617

(1)	Line of credit with AR Capital, LLC the indirect parent of our advisor.

Selected Financial Data

The following selected financial data is as of March 31, 2014 and December 31, 2013 and for the three months ended March 31, 2014 and 2013:

Balance sheet data	March 31, 2014	December 31, 2013
Total assets	$71,431,373	$36,369,836
Total liabilities	9,612,772	10,351,027
Total equity	61,818,601	26,018,809

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net interest income	$955,798	$1
Expenses:
Board expenses	46,687	—
Insurance expense	55,000	—
Professional fees	113,160	5,020
Acquisition fees	259,000	—
Other expenses	169,703	—

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Loan loss provision	86,462	—
Total expenses	730,012	5,020
Net income (loss)	225,786	$(5,019)
Other data:
Cash flows (used in) provided by operating activities	$(1,037,950)	$—
Cash flows used in investing activities	(33,524,792)	—
Cash flows provided by financing activities	34,737,130	5,427
Per share data:
Basic and diluted net loss per share	$0.11	NM
Basic weighted average shares outstanding	2,025,934	8,888
Diluted weighted average shares outstanding	2,030,023	8,888

NM – Not Meaningful

Investment Summary

The Company's loan receivable portfolio was comprised of the following at March 31, 2014 (in thousands):

Description	Location	Date of Investment	Maturity Date	Coupon	Original Face Amount	Face Amount	Premium (Discount)(1)	Carrying Value
W Hotel	Minneapolis, MN	May 2013	May 2023	Fixed	$6,500	$6,431	$(2,395)	$4,036
Regency Park Apartments	Austin, TX	September 2013	September 2018	Fixed	5,000	5,000	50	5,050
121 West Trade Office	Charlotte, NC	September 2013	September 2016	Floating	9,000	9,000	73	9,073
545 Madison Avenue	New York, NY	December 2013	January 2024	Fixed	5,000	5,000	74	5,074
Hampton Inn LaGuardia	East Elmhurst, NY	December 2013	August 2023	Fixed	4,981	4,966	(1,411)	3,555
Southern US Student Housing	Various	December 2013	January 2024	Fixed	4,000	4,000	59	4,059
Burger King Portfolio	Various	March 2014	March 2024	Fixed	10,000	10,000	(5)	9,995
Four Seasons Las Colinas	Irving, TX	March 2014	March 2016	Floating	11,000	11,000	48	11,048
Element Hotel	Irving, TX	March 2014	August 2018	Fixed	3,000	3,000	23	3,023
Total					$58,481	$58,397	$(3,484)	$54,913

(1)	Includes acquisition fees and expenses where applicable.

Additionally, as of March 31, 2014, the Company had three CMBS investments with a fair value of approximately $14.5 million.

PROSPECTUS UPDATES

Investor Suitability Standards

The disclosure under the heading “Investor Suitability Standards” on pages i – iii beginning immediately below the bullet point under the subheading “General Standards for all Investors” through and including the bullet point immediately preceding the last three paragraphs on page iii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs. Note that Alabama investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.

California

•	In addition to the general suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles).

Iowa

•	The maximum investment allowable in us and our affiliates is 10% of an Iowa investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky

•	Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Massachusetts

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the Massachusetts resident’s net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Michigan

•	The maximum investment allowable in us for a Michigan investor is 10% of his or her net worth.

Missouri

•	In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

Nebraska

•	In addition to the general suitability requirements described above, investors must have either (a) a minimum net worth of $350,000 or (b) a minimum net worth of $100,000 and an annual income of $70,000. Nebraska investors must also limit their investment in us and our affiliates not to exceed 10% of the investor’s net worth.

New Jersey

•	A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in us and our affiliates may not exceed ten percent (10%) of his or her net worth.

North Dakota

•	North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in our offering.

Ohio

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or our automatic purchase plan.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.

Pennsylvania

•	The maximum investment allowable in us for a Pennsylvania investor is 10% of his or her net worth.

Tennessee

•	A Tennessee resident’s investment must not exceed ten percent (10%) of his or her liquid net worth (exclusive of home, home furnishings and automobiles).”

Prospectus Summary

The following disclosure is hereby added after the first full paragraph under the subheading “What is your investment strategy?” on page 3 of the prospectus:

“The chart below depicts what we expect will be the composition of our debt investment portfolio as of the completion of this offering. The actual composition of our debt investment portfolio as of the completion of this offering may differ markedly from the chart below depending on conditions in the commercial real estate markets, the macroeconomic environment, competition for the loans we invest in and other factors beyond our control.

Expected Investment Portfolio Composition

”

The following disclosure is hereby added after the second to last sentence of the first full paragraph under the subheading “Who is your sponsor?” on page 6 of the prospectus:

“Long-standing relationships should continue to help ensure access to potentially attractive investment opportunities through a variety of established origination channels. AR Capital, LLC, the parent of our Sponsor has borrowed approximately $7 billion in real estate debt over the past four years for its platform-based companies from 42 different financial institutions. Our sponsor’s lending partners include banks, investment banks, finance companies and insurance companies.”

The disclosure in footnote 4 under the subheading “What conflicts of interest will your advisor and its affiliates face?” on page 15 of the prospectus is hereby replaced in its entirety with the following disclosure:

“(4)	Our dealer manager is owned by an entity that is under common control with the parent of our sponsor.”

The disclosure under the subheading “What are the fees and other amounts that you will pay to the advisor, its affiliates, the dealer manager and your directors?” on page 20 of the prospectus is hereby replaced with the following disclosure:

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (80,000,000 shares)
“Asset Management Fees	We will pay our advisor or its assignees an annual fee equal to 0.75% of the cost of our assets (cost will include the principal amount funded by us to acquire or originate portfolio investments, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). Commencing on the NAV pricing date, the asset management fee will be based on the lower of 0.75% of the costs of our assets (as calculated above) and 0.75% of the fair value of our assets (fair value will consist of the market value of each portfolio investment as determined in accordance with our valuation guidelines). This fee will be payable monthly in arrears, based on assets held by us during the measurement period, adjusted for appropriate closing dates for individual investments. The amount of the asset management fee will be reduced to the extent that the amount of distributions declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations, or FFO, as adjusted, for the same period. For purposes of this determination, FFO, as adjusted, is FFO before deducting (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any.”	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Management

The disclosure beginning with the third paragraph under the subheading “Affiliated Companies — Dealer Manager” on page 91 through the biography of R. Lawrence Roth ending on page 93 of the prospectus is hereby replaced in its entirety with the following disclosure:

“Our dealer manager is owned by an entity that is under common control with the parent of our sponsor. Accordingly, Messrs. Schorsch and Kahane indirectly control our dealer manager. Our dealer manager is an affiliate of our advisor. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman and Interim Chief Executive Officer
Louisa Quarto	46	President
John H. Grady	52	Chief Operating Officer
Joseph D. Neary, Jr.	46	Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	37	Executive Vice President

The backgrounds of Mr. Weil, Ms. Quarto and Messrs. Grady, Neary, MacGillivray and Rokoszewski are described below:

Edward M. Weil, Jr. has served as the chairman of our dealer manager since December 2010 and as interim chief executive officer since May 2014. Mr. Weil previously served as the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as a director of ARCT III since February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager since their formation in October 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP advisor since its formation in November 2010. Mr. Weil has been a director and an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has also served as president, treasurer and secretary, and until March 2014 as chief operating officer, of ARCT IV, the ARCT IV advisor and the ARCT IV property manager, in each case since their formation in February 2012. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Weil served as the president, treasurer and secretary of our company from November 2012 until January 2013. Mr. Weil was formerly the senior vice president of Sales and Leasing for American Financial Realty Trust, or AFRT, from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.”

Management Compensation

The disclosure on page 100 of the prospectus is hereby replaced with the following disclosure:

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (80,000,000 shares)
“Asset Management Fees	We will pay our advisor or its assignees an annual fee equal to 0.75% of the cost of our assets (cost will include the principal amount funded by us to acquire or originate portfolio investments, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). Commencing on the NAV pricing date, the asset management fee will be based on the lower of 0.75% of the costs of our assets (as calculated above) and 0.75% of the fair value of our assets (fair value will consist of the market value of each portfolio investment as determined in accordance with our valuation guidelines). This fee will be payable monthly in arrears, based on assets held by us during the measurement period, adjusted for appropriate closing dates for individual investments. The amount of the asset management fee will be reduced to the extent that the amount of distributions declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations, or FFO, as adjusted, for the same period. For purposes of this determination, FFO, as adjusted, is FFO before deducting (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any.”	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Conflicts of Interest

The disclosure under the subheading “Our Sponsor and its Affiliates” on pages 110 and 111 of the Prospectus is hereby replaced with the following disclosure:

“Mr. Schorsch, our chief executive officer and chairman of our board of directors, is also the chairman of the board of directors of ARCP and ARC HT, each a publicly traded REIT listed on The Nasdaq Global Select Market, and the chairman of the board of directors of NYRT, a publicly traded REIT listed on The New York Stock Exchange. Mr. Schorsch also serves as chief executive officer of ARC HT and NYRT. Mr. Schorsch is also a director and/or officer of ARC HT II, ARC DNAV, ARC Global, ARCT V, ARC RCA, ARC HOST and ARC NYCR, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Schorsch is also a director of BDCA, which is a public, non-traded business development company, and the general partner of AEP, a non-traded oil and gas limited partnership, each of which is sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our dealer manager or any of their respective affiliates.

We have entered into a services agreement with RCS Advisory Services, LLC, or RCS Advisory, pursuant to which RCS Advisory provides us and other programs sponsored directly or indirectly by AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. As explained in the following paragraph, RCS Advisory is an entity under common control with our sponsor, and therefore the services agreement is a related party transaction which was not negotiated at arm’s-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the noncompliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

Each of our dealer manager, our transfer agent and RCS Advisory Services, LLC, or RCS Advisory, are indirect subsidiaries of RCS Capital Corporation, or RCAP, a publicly traded holding company whose Class A common stock is listed on the New York Stock Exchange under the symbol “RCAP.” Mr. Schorsch, our chief executive officer and chairman of our board of directors, and Mr. Budko, our president, secretary and director, are both directors of RCAP. RCAP Holdings, LLC, or RCAP Holdings, is an entity under common control with our sponsor, and RCAP Holdings owns the only outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of one share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which includes our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our sponsor. Class B common stock has no economic rights.”

The disclosure in the first paragraph under the subheading “Competition for Investors” on pages 111 and 112 of the Prospectus is hereby replaced with the following disclosure:

“We expect that several publicly offered programs sponsored or co-sponsored directly or indirectly by the parent of our sponsor and its affiliates, including PE-ARC, BDCA, ARC DNAV, ARC HT II, ARC RCA, PE-ARC II, ARC HOST, ARC NYCR, UDF V, AEP and others, will be raising capital in their respective public offerings concurrently with at least a portion of the duration of this offering. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with our offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital.”

The disclosure in the last paragraph under the subheading “Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates” on page 113 of the Prospectus is hereby replaced with the following disclosure:

“From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.”

The disclosure in the first two paragraphs under the subheading “Affiliated Dealer Manager” on page 115 of the Prospectus is hereby replaced with the following disclosure:

“Because our dealer manager is owned by an entity under common control with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Our dealer manager also is the dealer manager in other offerings, including offerings sponsored directly or indirectly by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored directly or indirectly by our sponsor and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. As of December 31, 2013, our dealer manager, a subsidiary of RCS Capital Corporation, an entity under common control with the parent of our sponsor, had a team of 186 professionals. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering.”

The disclosure in the first paragraph under the subheading “Valuation Conflicts” on page 115 of the prospectus is hereby replaced with the following disclosure:

“Once we begin to calculate NAV, the asset management fees payable to our advisor will be based on the lower of the cost of our assets and the fair value of our assets (fair value will consist of the market value of each portfolio investment as determined in accordance with our valuation guidelines), which the advisor is responsible for calculating while taking into consideration the valuations and appraisals of our investments performed by the independent valuer. Appraisals and valuations of our commercial real estate investments, which are used to calculate NAV, are estimates and may not correspond to the amount that may be realized by the company upon a sale of such. Our advisor may be motivated to establish appraisals and valuations at higher amounts than amounts that could actually be realized upon a sale because such higher amounts will result in higher compensation to the advisor.”

The disclosure in the last paragraph under the subheading “Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” on page 117 of the Prospectus is hereby replaced with the following disclosure:

“From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.”

The disclosure in footnote 4 under the subheading “Independent Directors” on page 122 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“(4)	Our dealer manager is owned by an entity that is under common control with the parent of our sponsor.”

Market Overview and Opportunity

The following disclosure is hereby added as the second full paragraph on page 124 of the prospectus:

“Historically, losses have been low when lending at favorable times in the real estate lending cycle. The chart below displays charge-off rates, or losses on bank commercial real estate loan portfolios, from 1991 through the third quarter of 2013. This Federal Financial Institutions Examination Council data shows that on average, for a full business cycle, these portfolios have experienced 0.55% of losses on commercial real estate loans. We believe that today’s low charge-off rates indicates that we are at the beginning of the next business cycle and that this is a favorable time to invest in commercial real estate debt.

Charge-Off Rates on Commercial Real Estate Loans

Year and Quarter

Source: Federal Financial Institutions Examination Council (FFIEC) Consolidated Reports of Condition and Income (1993 – 2000: FFIEC 031 through 034; 2001 —: FFEIC 031 & 041).”

The disclosure under the subheading “Limited Lender Supply of Mortgage Capital” on pages 128 – 129 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Although the CMBS market is functioning, it has been significantly downsized from its 2007 peak. According to Commercial Mortgage Alert, CMBS issuance volume in the United States reached $86.136 billion in 2013 — over 62% less than the peak reached in 2007. Between 2005 and 2007, CMBS issuance totaled over $550 billion, peaking at approximately $229 billion in 2007. According to Commercial Mortgage Alert, CMBS issuances fell in 2008 by approximately 95% when compared to 2007. There was no CMBS issuance in the second half of 2008, less than $3 billion issued in 2009, and over $11.6 billion issued in 2010. Given volume levels in 2012 ($48.4 billion), 2013 ($86.136 billion) and 2014 ($41.5 billion through the second quarter of 2014), we believe future CMBS issuances and future growth will continue to be limited because of new regulations, bank capital requirements, and potential CMBS risk retention rules. We believe a smaller CMBS market coupled with $1.6 trillion of mortgages maturing creates a substantial lending opportunity for our company.

U.S. CMBS Issuance

Source: Commercial Mortgage Alert, July 4, 2014 (As of 7/4/2014)”

The following disclosure is hereby added as the first full paragraph on page 129 of the prospectus:

“Market Currently Favors More Conservative Lending Practices

Compared to practices during peak lending in 2007, commercial real estate loans are now being underwritten with more equity in the capital structure, lower loan to value ratios, higher debt service coverage ratios, underwriting based on in-place cash flow, funded escrows for reserves, taxes and insurance, and more stringent loan covenants. Evidencing the shift to more conservative underwriting standards, CMBS loan-to-value ratios went from 70% in 2007 to 63% in 2013, CMBS debt service coverage ratios went from 1.38x in 2007 to 1.84x in 2013, and the percentage of loans contributed to CMBS deals that were interest only loans went from 59.25% in 2007 to 16.5% in 2013.

The chart below illustrates how typical capital structures have changed since the peak lending period prior to October 2007.

Source: Moodys/RCA CPPI Report, December, 2013.”

Investment Strategy, Objectives and Policies

The following disclosure is hereby added as the first full paragraph on page 133 of the prospectus:

“Money Market Investments

Pending the purchase of other permitted investments, or to provide a working capital reserve described below, we may temporarily invest up to 5% of the proceeds of the equity capital raise in accounts managed by an affiliate of the issuer, National Fund Advisors, LLC, or NFA, in connection with which NFA may receive customary fees. No such fees are currently charged. The independent directors of our board will review the terms and conditions of any arrangement with NFA, as well as the parameters of any such working capital reserve. Investments made by NFA may include liquid, available-for-sale investments in real estate marketable securities, including common equity, preferred equity or unsecured notes.

In addition, we may temporarily invest in one or more money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation — REIT Qualification Tests” in this prospectus.”

Description of Portfolio Investments

The following disclosure is hereby added as the first full paragraph under the subheading “Portfolio Investments” on page 142 of the prospectus:

“Overview of Our Current Portfolio

Deal Name	Initial Loan Amount	Region	Loan Type	Property Type	Interest Rate Type	Loan-to- Value Ratio(1)	Initial Term (in years)	Fully Extended Term (in years)
W Minneapolis	$6,500,000	North Central	Credit Loan	Hotel	Fixed	77%	10	10
Regency Park Apts	$5,000,000	South Central	Credit Loan	Multifamily	Fixed	74%	5	5
121 West Trade	$9,000,000	South East	Credit Loan	Office	Floating	78%	3	5
Hilton USA Trust 2013- HLT	$5,000,000	Various	CMBS	Hotel	Floating	42%	5	5
545 Madison Avenue	$5,000,000	North East	Credit Loan	Office	Fixed	64%	10	10
Hampton Inn LGA	$5,000,000	North East	Credit Loan	Hotel	Fixed	71%	10	10
Southern U.S. Student Housing Portfolio	$4,000,000	Various	Credit Loan	Student Housing	Fixed	75%	10	10
Burger King Portfolio	$10,000,000	Various	Credit Loan	Net Lease Retail	Fixed	50%	10	10
Four Seasons Las Colinas	$11,000,000	South Central	Credit Loan	Hotel	Floating	70%	2	5
GP Portfolio Trust 2014-GPP	$4,500,000	Various	CMBS	Mixed Use	Floating	61%	2	5
Element DFW Airport Hotel	$3,000,000	South Central	Credit Loan	Hotel	Fixed	82%	5	5
JPMCC 2014-FL4	$5,000,000	Various	CMBS	Various	Floating	44%	2.7	2.7
Green Hills Corporate Center	$7,000,000	Mid-Atlantic	Credit Loan	Office	Fixed	78%	5	5
Cardinal Portfolio	$5,750,000	South East	Credit Loan	Multifamily	Floating	72%	3	5
4550 Van Nuys Blvd	$13,450,000	Pacific	1st Mortgage	Retail	Floating	70%	3	5
Riverwalk II	$10,000,000	Great Lakes	Credit Loan	Office	Floating	80%	2	5
Pinnacle at Encino Commons	$1,962,500	South Central	Credit Loan	Retail	Fixed	85%	10	10
Remington	$3,480,000	South Central	Credit Loan	Multifamily	Fixed	85%	10	10
KinderCare	$12,300,000	Various	1st Mortgage	Retail	Floating	75%	2	5
Fairmont Hotel	$35,000,000	Pacific	Credit Loan	Hotel	Floating	70%	2	5
208 S. LaSalle (I)	$14,000,000	Great Lakes	1st Mortgage	Mixed Use	Floating	70%	1	2
208 S. LaSalle (II)	$7,000,000	Great Lakes	Credit Loan	Mixed Use	Floating	84%	3	5

*	As of July 9th, 2014.
(1)	Represents the initial loan-to-value ratio at the date of closing.

The table above provides information regarding out portfolio as of July 9, 2014. Below is a description of certain of our material investments.”

The following disclosure is hereby added as the last full paragraph under the subheading “Portfolio Investments” on page 145 of the prospectus:

“The Fairmont San Francisco Hotel – Junior Mezzanine Loan

On June 30, 2014, we, through our operating partnership, acquired a junior mezzanine loan in the original principal amount of $35.0 million which is secured by the junior mezzanine borrower’s pledge of 100% of the indirect equity interests in the owner of the full-service luxury hotel known as “The Fairmont San Francisco” located in San Francisco, California or the Property. Originally built in 1907 atop Nob Hill in San Francisco as the first Fairmont Hotel in the world, The Fairmont San Francisco features 591 guest rooms, 52,932 square feet of meeting and event space, and three food and beverage outlets. Additional amenities include Club One at Nob Hill Health Club and 21,547 square feet of leased retail space. Since acquisition by its current owner in 2012, The Fairmont San Francisco has benefitted from the investment of over $26 million in capital expenditures including $20.5 million towards the complete overhaul and refurbishment of the hotel’s guestrooms. An additional $3.9 million in property renovations is budgeted for 2015.

The junior mezzanine loan bears interest at a floating rate of one month Libor plus 8.40% per annum, subject to an interest rate increase in the event of a default. The junior mezzanine loan has an initial term of two years with three successive one-year extension options and requires monthly interest-only payments during the term. The junior mezzanine loan may be prepaid subject to spread maintenance if such prepayment occurs within 18 months of the closing date; prepayment thereafter is not subject to spread maintenance, premium or other penalty.

The junior mezzanine loan was originated by an unrelated third party simultaneously with the origination of a $45.0 million senior mezzanine loan (secured by a pledge of 100% of the equity interests in the Property owner) and a $140.0 million senior mortgage loan (secured by the fee and leasehold interests in the Property). Based on the Property’s as-is appraised value of $314 million, the junior mezzanine loan, senior mezzanine loan and senior mortgage loan total a 70.1% at origination loan-to-value ratio in relationship to the Property. The related financings were made to allow the owner of the Property to refinance certain other borrowings.

The underwritten cash flow available for debt service is $13,422,987 (net operating income less replacement reserves). This underwritten cash flow available for debt service exceeds aggregate forward debt service payments related to The Fairmont San Francisco Property by 1.45x (calculated by dividing cash flow available for debt service by the projected aggregate annual debt service to be paid in connection with the junior mezzanine loan, senior mezzanine loan and senior mortgage loan for the next year).”

Related Party Arrangements

The disclosure in the first paragraph under the subheading “Asset Management Fee” on page 155 of the prospectus is hereby replaced with the following disclosure:

“Asset Management Fee

Our Advisor, or its affiliates, receives a monthly asset management fee equal to one-twelfth of 0.75% of the cost of our assets. Commencing on the NAV pricing date, the asset management fee will be based on the lower of the cost of our assets and the fair value of our assets (fair value will consist of the market value of each portfolio investment as determined in accordance with our valuation guidelines). The amount of the asset management fee will be reduced to the extent that the amount of dividends declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations (“FFO”), as adjusted, for the same period.”

Prior Performance Summary

The section “Prior Performance Summary” on pages 161 – 171 is hereby replaced with the following disclosure:

“PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane has resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in ARC Realty Finance Trust, Inc. — We are a company with a limited operating history, which makes our future performance difficult to predict.” The information summarized below is current as of December 31, 2013 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2012, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. In addition, we will provide upon request and without charge, the more detailed information in Part II. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2013, affiliates of our advisor have sponsored 15 public programs, all of which had raised funds as of December 31, 2013. From August 2007 (inception of the first public program) to December 31, 2013, our public programs, which include our company, ARCT, ARCT III, ARCT IV, PE-ARC, ARC-HT, ARCT V, NYRT, DNAV, ARCG, ARCP, ARC RCA, ARC HT II, PE-ARC II and HOST had raised $14.0 billion from 238,250 investors in public offerings. The public programs purchased 4,121 properties with an aggregate purchase price of $17.7 billion in 49 states, Washington D.C. and the Commonwealth of Puerto Rico and the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price%
Alabama	2.1%
Alaska	0.0%
Arizona	1.4%
Arkansas	1.0%
California	5.1%
Colorado	1.8%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Florida	4.5%
Georgia	5.3%
Idaho	0.3%
Illinois	6.0%
Indiana	3.4%
Iowa	0.9%
Kansas	1.4%
Kentucky	1.5%
Louisiana	1.1%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.2%
Michigan	2.7%
Minnesota	1.1%
Mississippi	1.4%
Missouri	2.6%
Montana	0.1%
Nebraska	0.6%
Nevada	0.7%
New Hampshire	0.3%
New Jersey	2.2%
New Mexico	0.5%
New York	15.2%

State/Possession/Country	Purchase Price%
North Carolina	3.1%
North Dakota	0.3%
Ohio	4.0%
Oklahoma	0.9%
Oregon	0.9%
Pennsylvania	4.5%
Commonwealth of Puerto Rico	0.4%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.7%
Texas	8.6%
United Kingdom	0.4%
Utah	0.5%
Vermont	0.1%
Virginia	1.9%
Washington	0.8%
West Virginia	0.4%
Wisconsin	2.0%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price%
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Retail	1.2%
Auto Services	0.6%
Casual Dining	4.1%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	5.6%
Contract Research	0.1%
Discount Retail	5.0%
Distribution	0.3%
Diversified Industrial	0.7%
Education	0.0%
Family Dining	2.3%
Financial Services	2.4%
Fitness	0.1%
Food Storage	0.0%
Foot Apparel	0.1%
Freight	5.1%
Gas/Convenience	1.4%
Government Services	1.7%
Haircare Services	0.0%
Healthcare	13.1%
Heavy Equipment	0.1%

Industry	Purchase Price%
Home Maintenance	1.8%
Hotel	0.8%
Information and communications	0.1%
Insurance	3.1%
Jewelry	0.4%
Manufacturing	0.7%
Marine Products	0.0%
Media	0.2%
Medical Office	0.1%
Motor Cycle	0.1%
Office	10.0%
Oil/Gas	0.3%
Packaging	0.1%
Parking	0.0%
Pharmacy	6.7%
Printing Services	0.0%
Professional Services	0.4%
Publishing	0.1%
Quick Service Restaurant	7.1%
Refrigerated Warehousing	1.0%
Residential	0.2%
Restaurant	1.0%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.2%
Retail	8.7%
Retail – Department Stores	1.0%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.1%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.1%
Retail Banking	4.9%
Specialty Retail	2.0%
Storage Facility	0.0%
Supermarket	1.7%
Technology	0.8%
Telecommunications	0.4%
Transportation	0.0%
Travel Centers	0.1%
Utilities	0.1%
100.0%

The purchased properties were 24.3% new and 75.7% used, based on purchase price. As of December 31, 2013, two of the purchased properties are under construction. As of December 31, 2013, three properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc. (formerly American Realty Capital New York Recovery REIT, Inc.), or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRT filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of February 28, 2014, NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.7 million shares in its public offering, $17.0 million from its private offering and $32.2 million from its distribution reinvestment plan. As of February 28, 2014, there were 175.1 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of February 28, 2014, NYRT had total real estate-related assets of $2.1 billion, comprised of 23 properties and one preferred equity investment. As of December 31, 2013, NYRT had incurred, cumulatively to that date, $174.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $26.5 million for acquisition costs related to its portfolio of properties. On April 15, 2014, NYRT listed its common stock on the New York Stock Exchange under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced a tender offer to purchase up to 23,255,814 shares of its common stock at a purchase price of $10.75 per share for an aggregate cost of approximately $250.0 million, excluding fees and expenses relating to the tender offer. As a result of the Tender Offer, in May 2014, NYRT purchased 14,156,294 shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of approximately $152.2 million, excluding fees and expenses relating to the Tender Offer. On July 24, 2014, the closing price per share of common stock of NYRT was $10.73.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of February 28, 2014, PE-ARC had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 176.9 million shares of common stock in its public offering and $30.6 million from its distribution reinvestment program. As of February 28, 2014, PE-ARC had acquired 87 properties and had total real estate investments at cost of $1.3 billion. As of December 31, 2013, PE-ARC had incurred, cumulatively to that date, $185.1 million in offering costs for the sale of its common stock and $25.0 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of February 28, 2014, ARC HT had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 174.4 million shares in its public offering and $69.1 million from its distribution reinvestment plan. As of February 28, 2014, ARC HT had acquired 120 healthcare-related properties, for a purchase price of $1.8 billion. As of December 31, 2013, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $26.5 million for acquisition costs related to its portfolio of properties. On April 7, 2014, ARC HT listed its common stock on The NASDAQ Global Select Market under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, HCT commenced a tender offer to purchase up to 13,636,364 shares of its common stock at a purchase price of $11.00 per share for an aggregate cost of approximately $150.0 million, excluding fees and expenses relating to the tender offer. As a result of the Tender Offer, in May 2014, HCT purchased 13,636,363 shares of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses relating to the Tender Offer. On June 1, 2014, HCT entered into an Agreement and Plan of Merger with Ventas, Inc., a Delaware corporation and its subsidiary. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close in the fourth quarter of 2014. On July 24, 2014, the closing price per share of common stock of ARC HT was $10.88.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of February 28, 2014, ARC RCA had received aggregate gross proceeds of $153.2 million which includes the sale of 15.3 million shares in its public offering and $1.0 million from its distribution reinvestment plan. As of February 28, 2014, ARC RCA had acquired three properties for a purchase price of $107.6 million. As of December 31, 2013, ARC RCA has incurred, cumulatively to that date, $14.9 million in offering costs for the sale of its common stock and $2.0 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by

American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of February 28, 2014, ARC DNAV had received aggregate gross proceeds of $21.1 million which includes the sale of 2.1 million shares in its public offering and $0.5 million from its distribution reinvestment plan. As of February 28, 2014, ARC DNAV had acquired 13 properties with total real estate investments, at cost, of $32.8 million. As of December 31, 2013, ARC DNAV had incurred, cumulatively to that date, $6.1 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plans of Merger on March 1, 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP converted all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C

Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1.1 million Series C Shares into 1.4 million shares of common stock.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of February 28, 2014, ARC Global received aggregate gross proceeds of $455.6 million which includes the sale of 45.7 million shares in its public offering and $2.3 million from its distribution reinvestment plan. As of February 28, 2014, ARC Global had acquired 42 properties with an aggregate base purchase price of $361.1 million. As of December 31, 2013, ARC Global had incurred, cumulatively to that date, $20.5 million in offering costs for the sale of its common stock and $8.0 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of February 28, 2014, ARC HT II received aggregate gross proceeds of $402.5 million from the sale of 16.1 million shares in its public offering and $2.5 million from its distribution reinvestment plan. As of February 28, 2014, ARC HT II had acquired ten properties with a purchase price of $64.6 million. As of December 31, 2013, ARC HT II had incurred, cumulatively to that date, $24.8 million in offering costs for the sale of its common stock and $0.7 million for acquisition costs related to its portfolio of properties. As of February 28, 2014, ARC DNAV had acquired 13 properties with total real estate investments, at cost, of $32.8 million. As of December 31, 2013, ARC DNAV had incurred, cumulatively to that date, $6.1 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of February 28, 2014, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $30.6 million from its distribution reinvestment plan. As of February 28, 2014, ARCT V owned 284 freestanding properties at an aggregate purchase price of $1.4 billion. As of December 31, 2013, ARCT V had incurred, cumulatively to that date, $174.0 million in offering costs for the sale of its common stock and $26.9 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on June 5, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. PE-ARC II filed its registration statement with the SEC on August 13, 2013, which was declared effective by the SEC on November 25, 2013. As of February 28, 2014, PE-ARC II received aggregate gross proceeds of $45.4 million from the sale of 1.8 million shares in a private placement. As of February 28, 2014, PE-ARC II had not acquired any properties. As of December 31, 2013, PE-ARC II had incurred, cumulatively to that date, $1.9 million in offering costs for the sale of its common stock.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC HOST filed its registration statement with the SEC on August 16, 2013, which was declared effective by the SEC on January 7, 2014. As of February 28, 2014, ARC HOST received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of February 28, 2014, ARC HOST had not acquired any properties. As of December 31, 2013, ARC HOST had incurred, cumulatively to that date, $1.5 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of February 28, 2014, BDCA had raised gross proceeds of $883.2 million which includes the sale of 80.3 million shares in its public offering and $17.5 million from its distribution reinvestment plan. As of February 28, 2014, BDCA’s investments, at amortized cost, were $1.1 billion. As of December 31, 2013, BDCA had incurred, cumulatively to that date, $67.2 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013 which has yet to be declared effective. As of February 28, 2014, AEP had received an initial capital contribution of $1,000 and had raised no gross proceeds from its initial public offering. As of February 28, 2014, AEP had made no investments. As of February 28, 2014, AEP had yet to incur any offering costs for the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2014. ARC NYCR filed its registration statement with the SEC on February 26, 2014, which was declared effective by the SEC on April 24, 2014. As of January 2, 2014, ARC NYCR received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of January 2, 2014, ARC NYCR had not acquired any properties. As of January 2, 2014, ARC NYCR had incurred, cumulatively to that date, $0.2 million in offering costs for the sale of its common stock.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT co-sponsored by American Realty Capital and UDF Holdings L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. UDF V filed its registration statement with the SEC on February 26, 2014, which has not yet been declared effective by the SEC. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2014. ARC HT III filed its registration statement with the SEC on May 28, 2014, which has not yet been declared effective by the SEC. As of May 28, 2014, ARC HT III received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of May 28, 2014, ARC HT III had not acquired any properties. As of May 28, 2014, ARC HT III had incurred, cumulatively to that date, $0.2 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2014. ARC Global II filed its registration statement with the SEC on June 6, 2014, which has not yet been declared effective by the SEC. As of June 6, 2014, ARC Global II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of June 6, 2014, ARC Global II had not acquired any properties. As of June 6, 2014, ARC Global II had incurred, cumulatively to that date, $0.2 million in offering costs for the sale of its common stock.

American Realty Capital – Retail Centers of America II, Inc.

American Realty Capital – Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2014. ARC RCA II filed its registration statement with the SEC on June 9, 2014, which has not yet been declared effective by the SEC. As of July 10, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of July 10, 2014, ARC HT III had not acquired any properties. As of July 10, 2014, ARC RCA had incurred, cumulatively to that date, $0.2 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with the NASDAQ Capital Market and, subsequently, the NASDAQ Global Select Market. Through December 31, 2013, American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, BDCA, PE-ARC II and ARC HOST.

ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. Further, ARCT IV was a non-traded REIT until January 3, 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so. Additionally, ARC HT was a non-traded REIT until April 7, 2014, when it listed its shares of common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the eighth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so. Further, NYRT was a non-traded REIT until April 15, 2014, when it listed its shares of common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the fifth anniversary of the termination of its initial public offering. By listing its common stock on the New York Stock Exchange, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so. PE-ARC’s prospectus for its initial public offering provided that PE-ARC would seek to consummate a sale or merger by the 5th anniversary of the termination of its initial public offering. PE-ARC completed its offering on February 7, 2014.

The prospectus for each of these other public and programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, PE-ARC, ARCTV and ARC Global have completed their primary offering stages. ARC DNAV, ARC HT II, BDCA, PE-ARC II and ARC HOST are in their offering and acquisition stages. Other than ARCT, ARCT III and ARCT IV, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held. With respect to ARCT III for the year ended December 31, 2012, 98% of the net losses were attributable to depreciation and amortization expenses; and for the year ended December 31, 2011, 95% of the net losses were attributable to acquisition and transaction related expenses. With respect to ARCT IV for the year ended December 31, 2013, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2012, 91% of the net losses were attributable to acquisition and transaction related expenses. With respect to PE-ARC for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses; for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to acquisition and transaction related expenses and general and administrative expenses. With respect to ARC HT for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses and for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. With respect to ARCT V for the year ended December 31, 2013, the entire net loss was attributable to acquisition and transaction related expenses. With respect to NYRT for the years ended December 31, 2013, 2012 and 2011, the net loss was attributable to depreciation and amortization expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses.

As of December 31, 2013, our sponsor’s public programs have purchased 4,121 properties. From 2008 to 2013, our sponsor’s programs referenced above have experienced a non-renewal of 91 leases, 81 of which have been leased to new tenants. Additionally, during this time our sponsor’s programs have experienced a renewal of 141 leases. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Incorporation of Certain Information by Reference

The section “Incorporation of Certain Information by Reference” on page 236 is hereby replaced with the following disclosure:

“We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s web site at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by our sponsor, http://www.americanrealtycap.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 13, 2014.
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 9, 2014.
•	Current Reports on Form 8-K, filed with the SEC on June 3, 2014 and June 23, 2014.

We will provide to each person to whom this prospectus is delivered, including any beneficial owner, a free copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus, upon written or oral request. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at One Beacon Street, 14th Floor, Boston, MA 02108, 1-877-373-2522, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 3 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 3 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the prior form of multi-offering subscription agreement contained in the Prospectus.

APPENDIX C-1

Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")**
▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ______________

Investment Amount

$ ______________________
▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.
☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC RFT (except ARC RFT investors in PA), make checks payable to:** ARC Realty Finance Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*
☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
☐ **Tenants in Common** – *All parties must sign & initial.*
☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ____________________
☐ **Estate** – *Personal representative signature required.*
Name of Executor: ____________________
Include a copy of the court appointment.
☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________________
☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*
☐ **Other** (Specify) – ____________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*
☐ **Roll-Over IRA*** – *One signature required.*
☐ **Roth IRA*** – *One signature required.*
☐ **KEOGH Plan*** – *One signature required.*
☐ **Simplified Employee Pension/Trust (S.E.P.)***
☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
☐ **Other** (Specify) – ____________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-2

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc.and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Alabama and Ohio investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Realty Finance Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize ARC Realty Finance Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **ARC Realty Finance Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from ARC Realty Finance Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to ARC Realty Finance Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Realty Finance Trust, Inc. is unable to obtain a valid e-mail address for me, ARC Realty Finance Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______ Date (mm/dd/yyyy) ______

Co-Owner Signature (if applicable) ______ Date (mm/dd/yyyy) ______

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

C-1-4

C-1-5

C-1-6

C-1-7

C-1-8

C-1-9

C-1-10

APPENDIX C-2

ARC Global	ARC DailyNAV	ARC-HTII	ARC Retail	ARC RFT	BDCA	Grocery Center REIT II	ARC Hospitality	NYC REIT

EFFECTIVE JULY 9, 2014
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS, NEBRASKA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING.
IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail** *(or)* ☐ *Institutional*** ☐ Additional Investment ☐ *Retail** *(or)* ☐ *Institutional*** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global, ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT II, ARC Retail, ARC RFT** *(except ARC RFT investors in PA)*, **BDCA, Grocery Center REIT II** *(except Grocery Center REIT II investors in PA)*, **ARC Hospitality** *(except ARC Hospitality investors in PA, OH and WA)* **and NYC REIT make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc (or) American Realty Capital New York City REIT, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.
  - **For Grocery Center REIT II Investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.
  - **For ARC Hospitality Investors in OH, PA, and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Hospitality Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/Investors is required for investment through these types of accounts.

C-2-2

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete Form W-9 in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete Form W-9.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):____________

Account No. (required):____________

☐ Foreign national identity documents Bank Name (required):____________

Phone No. (required):____________

Number for the document checked above and country of issuance: ____________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5 Distributions

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - ARC Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

C-2-4

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital – Retail Centers of America, Inc.** ☐ **ARC Realty Finance Trust, Inc.** ☐ **Business Development Corporation of America**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______ Date (mm/dd/yyyy) ______

Co-Owner Signature (if applicable) ______ Date (mm/dd/yyyy) ______

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, Nebraska or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-5

C-2-6

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Global, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Global and our affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: A Washington investor's maximum investment in ARC Global and our affiliates cannot exceed 10% of his or her net worth.		

For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC Daily NAV and ARC Daily NAV affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC Daily NAV. ARC Daily NAV will not release any Pennsylvania investor proceeds for subscriptions from escrow until it has received an aggregate of $75,000,000 in subscriptions from other jurisdictions.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC Daily NAV offering registered with the Missouri Securities Division.

C-2-7

C-2-8

C-2-9

C-2-10

6 Continued

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: The maximum investment allowable in ARC RFT and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC RFT not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Securities Division.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, shares of our affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT and its affiliates may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.

C-2-11

C-2-12

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in BDCA, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in BDCA also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a minimum gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the Grocery Center REIT II offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-13

C-2-14

C-2-15

C-2-16

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in NYC REIT, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYC REIT and our affiliates also cannot exceed 10% of the Oregon resident's net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA.

NOTE: The APP may not be available in certain states for certain products. Please consult the product's individual subscription agreement to confirm.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) __________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required

EFFECTIVE JULY 9, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-17

C-2-18

C-2-19

C-2-20

C-2-21

C-2-22